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EXHIBIT 99

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

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
                                                    Three Months Ended September 30,     Nine Months Ended September 30,
                                                    --------------------------------   ---------------------------------
                                                          2004           2003              2004             2003
                                                    --------------    ----------       --------------     -----------
Earnings (Loss) per share:

Numerator:

        (Loss) Income before extraordinary item       $ (3,189,738)   $ (812,217)      $   (8,660,236)    $(1,771,604)
        Extraordinary Gain                                       -             -       $    9,866,328               -
                                                      ------------    ----------       --------------     -----------
        Net Income (Loss)                             $ (3,189,738)   $ (812,217)      $    1,226,092     $(1,771,604)

Denominator:

        Weighted average common shares outstanding      12,238,122     8,437,589           11,197,572       8,296,608
        Effect of dilutive securities
              Conversion of preferred stock                      -             -            3,475,297               -
                                                      ------------    ----------       --------------     -----------
Denominator for diluted earnings per common share       12,238,122     8,437,589           14,672,869       8,296,608
                                                      ============    ==========       ==============     ===========

Basic earnings per share

        (Loss) before extraordinary item              $      (0.26)   $    (0.10)      $        (0.77)    $     (0.21)
        Extraordinary gain                                       -             -                 0.88               -
                                                      ------------    ----------       --------------     -----------
                                                      $      (0.26)   $    (0.10)      $         0.11     $     (0.21)
                                                      ============    ==========       ==============     ===========

Diluted earnings per share
        (Loss) before extraordinary item              $      (0.26)   $    (0.10)      $        (0.59)    $     (0.21)
        Extraordinary gain                                       -             -                 0.67               -
                                                      ------------    ----------       --------------     -----------
                                                      $      (0.26)   $    (0.10)      $         0.08     $     (0.21)
                                                      ============    ==========       ==============     ===========
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